                                                                     EXHIBIT 1.1

                      SENIOR SUBORDINATED NOTES DUE 1999

                             OF CCA HOLDINGS CORP.


                              PLACEMENT AGREEMENT
                              -------------------


                                                               February 10, 1997


FURMAN SELZ LLC
230 Park Avenue
New York, New York  10169

Ladies and Gentlemen:

          HC Crown Corp. ("HC Crown"), a Delaware corporation and a wholly-owned subsidiary of Hallmark Cards Incorporated, proposes to sell to Furman Selz LLC (the "Placement Agent") an aggregate of $82,000,000 aggregate principal amount of Senior Subordinated Notes due 1999 (the "Notes"), plus accrued interest since January 18, 1995, the original date of issue of the Original Notes (as defined herein). CCA Holding Corp. ("CCA"), a Delaware corporation originally sold to HC Crown on January 18, 1995 Senior Subordinated Notes due 1999 (the "Original Notes") pursuant to a Senior Subordinated Loan Agreement, dated as of January 18, 1995, between CCA and HC Crown (as amended and restated by the Amended and Restated HC Loan Agreement dated as of November 15, 1996 (revised), the "HC Crown Loan Agreement"). Immediately prior to the Closing Time (as defined herein) the HC Crown Loan Agreement shall be converted into an indenture (the "Indenture"), between CCA and a trustee. The Notes issued pursuant to the Indenture will contain substantially the same terms and conditions as are contained in the HC Crown Loan Agreement and the Original Notes issued thereunder. Terms used herein but not defined herein shall have the meaning assigned to them in the Offering Memorandum (as defined herein).

          Pursuant to the terms of a Subordination Agreement, dated as of January 18, 1995 among HC Crown, CCA and certain lenders under a credit facility of CCE-I (as originally executed and delivered and thereafter amended and restated, the "Subordination Agreement" and, together with each other subordination agreement between any holder (or the trustee on behalf of such holder) of Notes and certain lenders under a credit facility of CCA, the "Subordination Agreements"), the Notes will be subordinated in right and priority of payment to all existing indebtedness of CCA, other than indebtedness that by its terms is expressly subordinated in right and priority of payment to the Notes. The obligations of the Original

Notes were, and the obligations of the Notes will be, guaranteed (the "Guarantees") on a subordinated basis by two subsidiaries of CCA and by a limited partnership in which CCA owns indirect limited and general partnership interests. The Notes and the Guarantees are more fully described in the Offering Memorandum referred to below.

          The Notes will be offered and sold by HC Crown to the Placement Agent without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. In connection with the sale of the Notes, CCA has prepared a preliminary offering memorandum dated November 19, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum dated the date hereof (such final offering memorandum, in the form first furnished to the Placement Agent for use in connection with the offering and sale of the Notes, or if such form is not so used, in the form subsequently furnished for such use, the "Offering Memorandum"), each setting forth certain information concerning CCA, the Notes and HC Crown. CCA hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Notes by the Placement Agent under Rule 144A of the Securities Act, subject to the provisions of Section 4(c) hereof. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (the "Execution Time") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time. If CCA prepares a supplement dated the date hereof to the Preliminary Offering Memorandum containing only pricing related information, then the term "Offering Memorandum" for purposes of this Agreement shall refer collectively to the Preliminary Offering Memorandum and such supplement.

          CCA and HC Crown understand that the Placement Agent proposes to make an offering of the Notes only on the terms, subject to the conditions and in the manner set forth in the Offering Memorandum and Section 3 hereof, as soon as the Placement Agent deems advisable after this Agreement has been executed and delivered.

          Pursuant to the HC Crown Loan Agreement, holders of the Original Notes were entitled to demand that CCA register the Original Notes pursuant to the Securities Act on two separate occasions, subject to the terms and provisions thereof. HC Crown has exercised the first demand registration right with respect to the Notes All expenses (other than internal expenses of CCA and the expenses of any annual audit) related to the first such exercise of registration rights by HC Crown will be paid by or on behalf of HC Crown pursuant to the terms and provisions of a letter agreement dated November 15, 1999 between CCA and HC Crown (the "Letter Agreement"). Pursuant to the Letter Agreement, CCA has agreed to comply with HC Crown's request to file and use its best efforts to effect the registration of notes of CCA having terms substantially identical to those set forth in the Notes, which will be exchanged for the Notes (except that such notes as exchanged will not contain terms with respect to transfer restrictions under applicable securities laws). Additionally, the holders of the Notes shall be entitled to a second demand registration right pursuant to the Indenture after March 31, 1997. All expenses (other than internal expenses of CCA and the expenses of any annual audit) related to the second demand registration, if exercised, will be paid by the holders of the Notes exercising such registration rights in accordance with the terms and provisions of the Indenture.

          All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the Offering Memorandum.

          Section 1.  Representations and Warranties.  (a)  CCA represents and
                      ------------------------------
warrants to and agrees with the Placement Agent that:

          (i) CCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum.

         (ii) CCA has all corporate power and authority to execute, deliver and perform its obligations under this Agreement. the Letter Agreement and the Indenture.

        (iii) As of the Closing Time this Agreement, the Indenture and the Letter Agreement will have been duly authorized, executed and delivered by CCA and upon such execution by CCA (assuming the due authorization, execution and delivery thereof by the other-parties thereto) will constitute the valid and binding obligations of CCA enforceable against CCA in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, liquidation, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (iv) The execution and delivery by CCA of, and its performance under this Agreement, the Indenture, and the Letter Agreement, and the consummation by CCA of the transactions contemplated hereby and thereby, do not and will not result in any violation of the charter or By-Laws of CCA, and do not and will not conflict in any material respect with, or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of CCA under any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which CCA is a party or by which CCA or any of its properties are bound, any statute, or any judgment, order, decree, rule or regulation of any court or governmental agency or body applicable to, or having jurisdiction over CCA or its properties.

             (v) The Notes have been duly authorized, executed and delivered, have been validly issued and constitute valid and binding obligations of CCA, entitled to the benefits of the Indenture and enforceable against CCA in accordance with their terms, except that (a) enforceability thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, liquidation, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) any rights to indemnification and contribution may be limited by federal and state securities laws and public policy considerations, (c) any waiver of stay or extension of usury laws contained in the Indenture may be unenforceable and (d) any liquidated damages provisions contained therein may be unenforceable, in whole or in part.

            (vi) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

           (vii)  As of their respective dates, none of the Offering
     Memorandum or any amendment or supplement thereto, and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in (i) reliance upon and in conformity with information furnished in writing or confirmed in writing to CCA by or on behalf of the Placement Agent or HC Crown expressly for use in the Offering Memorandum or (ii) respect of events, facts or circumstances relating to the Crown Missouri Systems and the Crown Connecticut Systems (collectively, the "Crown Systems") during the period prior to January 18, 1995.

          (viii) The financial statements of CCA and certain affiliates included or incorporated by reference in the offering Memorandum present fairly the consolidated financial position of CCA and such affiliates as of the dates indicated and the consolidated results of operations and the consolidated statements of cash flows of CCA and such affiliates for the periods specified. The selected consolidated financial data of CCA and certain affiliates included or incorporated by reference in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of CCA included or incorporated by reference in the Offering Memorandum. The consolidated financial statements of CCA included in or incorporated by reference in the Offering Memorandum have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

            (ix) None of CCA, its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), or any person acting on behalf of the foregoing has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

             (x) None of CCA, its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), or any person acting on behalf of CCA has engaged, in connection with the offering of the Notes or any security of the same class or series as the Notes, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) in any directed selling efforts within the meaning of Rule 902 under the Securities Act in the United States in connection with the Notes being offered and sold pursuant to Regulation S under the Securities Act, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act, CCA has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement, the HC Crown Loan Agreement, the Letter Agreement, the Indenture, and the Subordination Agreements.

            (xi) CCA has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Notes.

           (xii) No authorization, approval, consent or license of any governmental instrumentality or court (other than under United States securities or state securities or "blue sky" laws and the rules and regulations of the NASD), is required for the performance by CCA of its obligations under this Agreement and the Indenture.

             (b) HC Crown represents and warrants to and agrees with the Placement Agent that:

             (i) HC Crown has all corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Letter Agreement and the HC Crown Loan Agreement.

            (ii) As of the Closing Time, this Agreement and the Letter Agreement will have been duly authorized, executed and delivered by HC Crown and upon such execution by HC Crown (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute the valid and binding obligations of HC Crown enforceable against HC Crown in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium (general or specific), liquidation, receivership or similar laws reflecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

           (iii) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a material breach or violation by HC Crown of any of the terms or provisions of, or constitute a material default by HC Crown under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which HC Crown is a party or by which HC Crown or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to HC Crown or any of its properties.

            (iv) HC Crown has good and valid title to the Notes proposed to be sold by HC Crown hereunder and full corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Notes hereunder.

             (v) Assuming the Placement Agent acquires the Notes from HC Crown in good faith and without notice of any adverse claim (as such term is defined in Section 8-302 of the Uniform Commercial Code currently in effect in the State of New York), upon delivery of such Notes and payment therefor in accordance with the terms of the Placement Agreement, the Placement Agent will have acquired good and valid title to such Notes, free and clear of any pledges, liens, claims, encumbrances, security interests and other adverse claims other than those created by the action or inaction of the Placement Agent.

            (vi) As of their respective dates, none of the Offering Memorandum or any amendment or supplement thereto, and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing or confirmed in writing (x) to CCA or HC Crown by or on behalf of the Placement Agent expressly for use in the Offering Memorandum or (y) by or on behalf of CCA expressly for use in the Offering Memorandum.

           (vii) None of HC Crown, its affiliates (as such term is defined in Rule 501(b) of Regulation D), or any person acting on the behalf of HC Crown (exclusive of the Placement Agent) has engaged, in connection with the offering of the Notes or any security of the same class or series as the Notes, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) in any directed selling efforts within the meaning of Rule 902 under the Securities Act in the United States in connection with the Notes being offered and sold pursuant to Regulation S under the Securities Act, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act, HC Crown has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement, the Indenture, the Letter Agreement and the HC Crown Loan Agreement.

          (viii) None of HC Crown, its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), or any person acting on behalf of the foregoing (exclusive of the Placement Agent) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

            (ix) HC Crown has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of CCA to facilitate the sale or resale of the Notes.

             (x) Assuming the accuracy of the representations and warranties and compliance with the agreements of CCA set forth in Section 1 hereof and of the Placement Agent in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agent, or in connection with the initial resale of the Notes by the Placement Agent in accordance with this Agreement, to register the Notes under the Securities Act.

            (xi) HC Crown is not required to be registered under the Investment Company Act of 1940, as amended.

           (xii) No authorization, approval, consent or license of any governmental instrumentality or court (other than under United States securities or state securities or "blue sky" laws and the rules and regulations of the NASD), is required for the performance by HC Crown of its obligations under this Agreement and the Indenture.

          (c) Any certificate signed by any officer of HC Crown and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by HC Crown to the Placement Agent as to the matters covered thereby.

          Section 2.  Sale and Delivery to the Placement Agent; Closing.  (a)
                      -------------------------------------------------
On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, HC Crown agrees to sell to the Placement Agent, and the Placement Agent agrees to purchase from HC Crown, at the purchase price of $87,711,000 an aggregate of $82,000,000 principal amount of Notes.

          (b) Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, at 10:00 A.M., eastern standard time, on February 13, 1997 or such later date and time not more than two full business days thereafter as the Placement Agent, HC Crown and CCA shall mutually determine (such date and time of payment and delivery being herein called the "Closing Time").

          (c) Certificates for the Notes to be purchased by the Placement Agent shall be in such denominations and registered in such names as the Placement Agent may request in writing at least two full business days before the Closing Time. The certificates for the Notes will be made available in New York City for examination and packaging by the Placement Agent not later than 10:00 A.M. on the business day immediately prior to the Closing Time.

          Section 3.  Resale of the Notes.  The Placement Agent represents and
                      -------------------
warrants to, and agrees with, CCA and HC Crown that:

          (a) it is a Qualified Institutional Buyer within the meaning of Rule 144A(a)(i) under the Securities Act and an "accredited investor" within the meaning of Rule 501(a) under the Securities Act;

          (b) it has not offered or sold, and will not offer or sell, any Notes except (i) to persons whom it reasonably believes to be Qualified Institutional Buyers, (ii) to a limited number of other institutional accredited investors whom it believes to be "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D) that, prior to their purchase of the Notes, deliver to it a letter substantially in a form acceptable to CCA and HC Crown or (iii) to non-U,S, persons outside the United States to whom it reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act;

          (c) none of it, any of its affiliates, or any person acting on its or their behalf has made or will make offers or sales of the Notes in the United States by (i) means of any form of general solicitation or general advertising (within the meaning of Regulation D) or (ii) in any manner involving a public offering (within the meaning of Section 4(2) under the Securities Act) in the United States or in any manner which does not comply with the provisions of the Securities Act or the rules and regulations thereunder;

          (d) in connection with the transactions described in Section 3(b)(iii), it will sell Notes in such transactions only in accordance with Regulation S under the Securities Act and has not offered or sold, and will not offer or sell, the Notes to, or for the account or benefit of, U.S. persons (i) as part of its distribution at any time or (ii) otherwise until one year after the Closing Time, and it will send to each distributor, dealer or other person receiving a selling concession, fee or remuneration to which it sells the Notes during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act;

          (e) it (i) has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or payment) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995,
(ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 of the United Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on; and

          (f) in the case of a non-bank subsequent purchaser of a Note acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (b) above, each such third party shall, in the judgment of the Placement Agent, be an "accredited investor" or a Qualified Institutional Buyer, as such terms are defined above, or a non-U.S. person outside the United States.

          Section 4.  Certain Covenants of CCA and HC Crown.  CCA and HC Crown
                      -------------------------------------
each severally (and not jointly) with respect to itself only covenants, to the extent applicable, with the Placement Agent as follows:

          (a) CCA will furnish to the Placement Agent, HC Crown and their respective counsel, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as they may reasonably request (it being understood that CCA's ability to comply with this clause (a) is subject to receipt of sufficient copies from the financial printing firm, whose fees and expenses are being paid by or on behalf of HC Crown).

          (b) CCA will give the Placement Agent and HC Crown timely notice of its intention to prepare any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, and will not distribute any such amendment or supplement to which the Placement Agent or counsel for the Placement Agent shall reasonably object.

          (c) If at any time prior to completion of the distribution of the Notes by the Placement Agent to purchasers who are not affiliates of the Placement Agent (as determined by the Placement Agent) any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Placement Agent, counsel for the Placement Agent, HC Crown, counsel for HC Crown, CCA or counsel for CCA, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, CCA will, subject to paragraph (b) of this Section 4, promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission (in form and substance reasonably agreed upon by counsel to the Placement Agent, counsel to CCA and counsel to HC Crown), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request (it being understood that CCA's ability to comply with this clause (c) is subject to receipt of sufficient copies from the financial printing firm, whose fees and expenses are being paid by or on behalf of HC Crown), CCA agrees to notify the Placement Agent and HC Crown in writing to suspend use of the Offering Memorandum as promptly as practicable after the officers of CCA become aware of any event or circumstances which would require an amendment or supplement to the Offering Memorandum pursuant to this paragraph (c), and the Placement Agent and HC Crown hereby agree upon receipt of such notice from CCA to suspend use of the Offering Memorandum until CCA has amended or supplemented the Offering Memorandum to correct such misstatement or omission.

          (d)  Notwithstanding any provision of paragraph (b) or (c) of this
Section 4 to the contrary, however, CCA's obligations under paragraphs (b) and
(c) of this Section 4 and the Placement Agent's and HC Crown's obligations under paragraph (c) of this Section 4 shall terminate on the earlier to occur of (i) the effective date of a registration statement with respect to the Notes filed pursuant to the Letter Agreement and (ii) the date upon which the Placement Agent and its affiliates cease to hold Notes acquired as part of their initial distribution, but in any event (in the case of this clause (ii)) not later than nine months from the Closing Time.

          (e) None of CCA, HC Crown or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act), nor any person acting on behalf of the foregoing, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States, or engage in any directed selling efforts (as defined in Rule 902 under the Securities Act) with respect to the Notes prior to the effectiveness of a registration statement with respect to the Notes, and each of them will comply with the offering restrictions requirement of Regulation S with respect to the Notes. Terms used in this clause (e) have the meanings ascribed to them by Regulation S. No covenant is made hereby with respect to the conduct of the Placement Agent or its affiliates (as such term is defined in Rule 501(b) under the Securities Act).

          (f) None of CCA, HC Crown or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act), will, directly or indirectly, make offers or sales of any securities, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act. No covenant is made hereby with respect to the conduct of the Placement Agent or its affiliates (as such term is defined in Rule 501(b) under the Securities Act).

          (g) Each Note will bear a legend substantially in the following form until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described herein:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR
                       --------------
SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW, BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS USED

HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT,

          (h) The Placement Agent will arrange for the registration and qualification of the Notes for offering and sale under the applicable securities or "blue sky" laws of such states and other U.S. jurisdictions as the Placement Agent may reasonably designate in connection with the resale of the Notes as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Notes; provided that in no event shall HC Crown be obligated
                           --------
to (i) qualify itself or CCA as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(i), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Tie then so subject,
(iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) register the Notes under the Securities Act except in accordance with the Letter Agreement and the Indenture, CCA and HC Crown, as applicable, shall promptly advise the Placement Agent of the receipt by CCA or HC Crown of any notification with respect to the suspension of the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction or the institution of any proceeding for such purpose.

          Section 5.  Payment of Expenses.  HC Crown will pay all costs and
                      -------------------
expenses incident to the performance of the obligations under this Agreement, including (a) the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits) and any amendments or supplements thereto, and the cost of delivery thereto to the Placement Agent, (b) the preparation, issuance, printing and distribution of the Notes and any survey of state securities or "blue sky" laws or legal investment memoranda ("Blue Sky Survey"), (c) the delivery of the Notes to the Placement Agent, including any stock transfer taxes payable upon the sale of the Notes to the Placement Agent, (d) the delivery of the Notes by the Placement Agent to the purchasers thereof, including any stock transfer taxes payable upon the sale of the Notes by the Placement Agent, (e) the reasonable fees and disbursements of CCA's counsel (Paul, Hastings, Janofsky & Walker LLP and Debevoise & Plimpton, it being understood that HC Crown's obligation to reimburse the fees and disbursements of Debevoise & Plimpton shall not exceed $40,000) and accountants, (f) the qualification of the Notes under the applicable state securities or "blue sky" laws in accordance with Section 4(i) hereof, including all filing fees and reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the Blue Sky Survey, (g) any filing fees in connection with any filing for review of the offering with the National Association of Securities Dealers, Inc. ("NASD"), (h) any fees charged by rating agencies for rating the Notes, (i) the fees and expenses of the transfer agent and registrar for the Notes including the reasonable fees and disbursements of counsel for such transfer agent and registrar in connection herewith and (j) all fees and expenses of the Placement Agent including the reasonable fees and disbursements of counsel for the Placement Agent.

          If the sale of the Notes provided for herein is not consummated because this Agreement is terminated pursuant to Section 10(a) (i) hereof or because any condition to the obligations of the Placement Agent set forth in
Section 6 hereof is not satisfied, other than by reason of a default by the Placement Agent hereunder, HC Crown shall reimburse the Placement Agent promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Placement Agent) that shall have been incurred by it in connection with the proposed purchase and sale of the Notes; provided, however, that in no event shall CCA or any of its affiliates be obligated with respect to any of such expenses (subject to the immediately preceding paragraph).

          Section 6.  Conditions of Placement Agent's Obligations.  The
                      -------------------------------------------
obligations of the Placement Agent to purchase and pay for the Notes that it has agreed to purchase pursuant to this Agreement are subject to the accuracy in all material respects of the representations and warranties of CCA and HC Crown contained herein or in certificates of any officer of CCA, HC Crown or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by CCA and HC Crown of their respective obligations hereunder, and to the following conditions:

          (a) At the Closing Time, the Placement Agent and HC Crown shall have received a signed opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for CCA, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Placement Agent and HC Crown, to the effect that:

          (i) CCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business, as described in the Offering Memorandum.

             (ii) CCA is duly qualified to transact business as a foreign corporation and is in good standing in Massachusetts and California.

            (iii) This Agreement, the Letter Agreement and the Indenture have each been duly authorized, executed and delivered by CCA and constitute a valid and binding agreement of CCA enforceable against CCA in accordance with their respective terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) usury laws, (b) any right to indemnity and contribution may be limited by state or federal securities laws and public policy considerations, (c) any waiver of stay or extension or usury laws contained in the Indenture may be unenforceable and (d) any liquidated damages provisions contained therein may be unenforceable, in whole or in part.

             (iv) The Initial Notes have been duly authorized, executed, and delivered and, when authenticated by the Trustee, will be validly issued and constitute valid and binding obligations of CCA, entitled to the benefits of the Indenture and enforceable against CCA in accordance with their terms, except that (a) enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) usury laws, (b) any right to indemnity and contribution may be limited by state or federal securities laws and public policy considerations, (c) any waiver of stay or extension or usury laws contained in the Indenture may be unenforceable and (d) any liquidated damages provisions contained therein may be unenforceable, in whole or in part,

              (v) To the knowledge of such counsel, no authorization, approval consent or license of any governmental instrumentality or court that, in the opinion of such counsel, is normally applicable to transactions of the type contemplated by this Agreement (other than under United States securities or state securities or "blue sky" laws and the rules and regulations of the NASD, as to which no opinion need be expressed), is required for the performance by CCA of its obligations under this Agreement and the Indenture.

             (vi) The execution and delivery by CCA of, and its performance under this Agreement, the Indenture, and the Letter Agreement, and the consummation by CCA of the transactions contemplated hereby and thereby, do not and will not result in any violation of the charter or By-Laws of CCA, and do not and will not conflict in any material respect with, or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of CCA under (A) any agreement or instrument of which such counsel is aware to which CCA is a party identified in such counsel's opinion, (B) any existing applicable law (other than state securities Blue Sky laws), or (C) to the knowledge of such counsel, any judgment, order or decree of which such counsel is aware under applicable laws of any New York, Delaware or federal government, governmental instrumentality or court having jurisdiction over CCA or its properties. Such counsel need express no opinion, however, as to whether the execution, delivery and performance by CCA of any of the agreements executed and delivered in connection with the transactions contemplated hereby will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of CCA and the Restricted Subsidiaries.

            (vii) When the Notes were issued such securities were not of the same class (within the meaning of Rule 144A under the Securities Act) as securities of CCA listed on a national securities exchange registered under
     Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

           (viii) The terms of the Indenture, the Letter Agreement and the Notes have been reviewed by such counsel and conform in all material respects to the summary descriptions thereof in the Offering Memorandum.

             (ix) Statements set forth in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or legal proceedings or refer to statements of regulation, law or legal conclusions, fairly present the information called for with respect to such legal matters, documents or legal proceedings and statements, and are accurate in all material respects.

          In addition, such opinion shall include a statement, subject to such qualifications as are customarily applied to such statements by such counsel, that such counsel have participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of CCA, representatives of the independent public accountants for CCA and certain of its affiliates, officers and representatives of HC Crown and with the Placement Agent's representatives at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel that have caused them to believe that the Offering Memorandum or any amendment or supplement thereto (except for the financial statements, notes, schedules, statistical and other financial data included therein or omitted therefrom, as to which such counsel need express no statement) at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material tact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to (i) the financial statements, notes, schedules, statistical and other financial data included therein or omitted therefrom or (ii) events, facts or circumstances relating to the Crown Systems during the period prior to January 18, 1995.

          In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon the representations and warranties contained in this Agreement, certificates of officers of CCA and its affiliates, and certificates of public officials.

          (b) At the Closing Time, the Placement Agent shall have received a signed opinion of Dow, Lohnes & Albenson, counsel to HC Crown, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Placement Agent, to the effect that:

          Assuming and based solely upon (a) the accuracy of the representations and warranties of CCA and HC Crown set forth in Section 1 of this Agreement and of the Placement Agent set forth in Section 3 of this Agreement, (b) the due performance by CCA and HC Crown of the covenants and agreements set forth in Section 4 of this Agreement and the due performance by the Placement Agent of the covenants and agreements set forth in Section 3 of this Agreement, (c) compliance by the Placement Agent with the offering and transfer procedures and restrictions described in the Offering Memorandum,
     (d) the accuracy of the representations and warranties made in accordance with this Agreement and Offering Memorandum by purchasers to whom the Placement Agent initially resells Notes and (e) that purchasers to whom the Placement Agent initially resells Notes receive a copy of the Offering Memorandum prior to such sale, the offer, sale and delivery of the Notes to the Placement Agent in the manner contemplated by this Agreement and the Offering Memorandum and the initial resale of the Notes by the Placement Agent in the manner contemplated in the Offering Memorandum and this Agreement, do not require registration under the Securities Act, it being understood that such counsel need express no opinion as to any subsequent resale of any Notes.

          In addition, such opinion shall include a statement, subject to such qualifications as are customarily applied to such statements by such counsel, that such counsel have participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of HC Crown, officers and representatives of CCA and its counsel, representatives of the independent public accountants for CCA, and with the Placement Agent's representatives at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel that have caused them to believe that the Offering Memorandum or any amendment or supplement thereto (except for the financial statements, schedules, statistical and other financial data included therein or omitted therefrom, as to which such counsel need express no statement) at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules, statistical and other financial data included therein or omitted therefrom.

          In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon representations, warranties and certifications made by HC Crown and its officers and representatives and upon certificates of public officials.

          (c) At the Closing Time, the Placement Agent shall have received a signed opinion of Dwight Arn, in-house counsel to HC Crown, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Placement Agent, to the effect that:

          (i) HC Crown is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,

         (ii) HC Crown has full corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Notes hereunder,

        (iii)  Assuming the Placement Agent acquires the Notes from HC
     Crown in good faith and without notice of any adverse claim (as such term is defined in Section 8-302 of the Uniform Commercial Code currently in effect in the State of New York), upon delivery of such Notes and payment therefor in accordance with the terms of the Placement Agreement, the Placement Agent will have acquired good and valid title to such Notes, free and clear of any adverse claims other than those created by the action or inaction of the Placement Agent,

         (iv) This Agreement and the Letter Agreement have each been duly authorized, executed and delivered by HC Crown and constitute a valid and binding agreement of HC Crown enforceable against HC Crown in accordance with its respective terms, except to the extent that (a) enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (general or specific), liquidation, receivership, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) the right to indemnity and contribution may be limited by state or federal securities laws or public policy and (c) any liquidated damages provisions contained therein ma! he unenforceable, in whole or in part,

          (v) The execution and delivery by HC Crown of, and its performance under, this Agreement, the Letter Agreement and the HC Crown Loan Agreement and the consummation by HC Crown of the transactions contemplated hereby and thereby, do not and will not result in any violation of the charter or By-Laws of HC Crown, and do not and will not conflict in any material respect with, or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of HC Crown under (A) an! agreement or instrument to which HC Crown is a party specifically identified in such counsel's opinion, (B) any existing federal law or Missouri law (excluding state securities or "blue sky" laws and the rules and regulations of the National Association of Securities Dealers, as to which no opinion need be expressed), or (C) to the knowledge of such counsel, any judgment, order or decree of any New York, Delaware, Missouri or federal government, governmental instrumentality or court having jurisdiction over HC Crown or its properties (excluding state securities or "blue sky" laws and the rules and regulations of the National Association of Securities Dealers, as to which no opinion need be expressed), Such counsel need express no opinion, however, as to whether the execution, delivery and performance by HC Crown of any of the agreements executed and delivered in connection with the transactions contemplated hereby will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of HC Crown,

         (vi) HC Crown is not required to be registered under the Investment Company Act of 1940, as amended,

        (vii) To the knowledge of such counsel, no authorization, approval, consent or license of any governmental instrumentality or court that, in the opinion of such counsel, is normally applicable to transactions of the type contemplated by this Agreement (other than under United States securities or state securities or "blue sky" laws and the rules and regulations of the NASD, as to which no opinion need be expressed), is required for the performance by HC Crown of its obligations under this Agreement and the Indenture,

          Such opinion shall be to such effect with respect to other legal matters relating to this Agreement and the Notes as counsel for the Placement Agent may reasonably request, In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters they have relied, to the extent they deem proper, upon certificates of public officials and affiliates of HC Crown.

          (d) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) except as may be disclosed in the Offering Memorandum, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of CCA, and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) CCA and HC Crown, as applicable, shall each have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) the representations and warranties of CCA and HC Crown set forth in Section 1(a) and
Section 1(c) shall be accurate in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, the Placement Agent shall have received (i) a certificate of the Senior Vice President, Finance and Acquisition of CCA, dated as of the Closing Time, to such effect, except that such certificate need not relate to any events, facts or circumstances relating to the Crown Systems during the period prior to January 18, 1995 and (ii) a certificate of the Chief Executive Officer and the Chief Financial Officer of HC Crown, dated as of the Closing Time, to such effect, except that such certificate need only relate to any events, facts or circumstances relating to the Crown Systems during the period prior to January 18, 1995 and any other information furnished to CCA by HC Crown expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or any Preliminary Offering Memorandum,

          (e) At the time that this Agreement is executed by CCA, the Placement Agent shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance reasonably satisfactory to the Placement Agent, confirming that they are independent public accountants with respect to CCA within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise reasonably satisfactory to the Placement Agent (it being understood that different offices of Arthur Andersen LLP are the auditors of CCA and HC Crown),

          (f) At the Closing Time, the Placement Agent shall have received from Arthur Andersen LLP a letter, in form and substance reasonably satisfactory to the Placement Agent and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to Section 6(e) hereof,

          (g) All proceedings taken by CCA and HC Crown, at or prior to the Closing Time in connection with the authorization and sale of the Notes as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Placement Agent and to counsel for the Placement Agent,

          (h) At the Closing Time, each of this Agreement, the Letter Agreement and the Indenture, shall have been executed and delivered by the parties thereto and shall be in full force and effect,

          (i) At the Closing Time, there shall not be any pending or threatened legal or governmental proceedings against CCA or HC Crown with respect to any of the transactions contemplated in this Agreement other than such pending or threatened legal or governmental proceeding which would not reasonably be deemed to cause a material adverse effect on CCA or the transactions contemplated herein,

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Placement Agent on notice to CCA and HC Crown at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section S hereof, Notwithstanding any such termination, the provisions of Sections 7 and 8 hereof shall remain in effect, The Placement Agent may in its sole discretion waive any conditions to the obligations of the Placement Agent hereunder.

Section 7.  Indemnification
            ---------------

          (a) CCA agrees to indemnify and hold harmless the Placement Agent, HC Crown, their respective officers, directors, members and stockholders, and each person, if any, who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only after final judgment has been rendered in a litigation or proceeding in respect thereof;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding b- any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section
                                           --------
     7(d) below) any such settlement is effected with the prior written consent of CCA; and

        (iii) against any and all expense whatsoever (including, subject to Section 7(d) hereof, the reasonable fees and disbursements of counsel chosen by the Placement Agent and HC Crown), reasonably incurred in investigating preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent such expense is not paid under clause (i) or (ii) above because the litigation, investigation or proceeding was terminated without liability prior to final judgment or settlement;

provided, however, that the foregoing indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising (i) out of any untrue statement or omission or alleged untrue statement or omission in respect of events, facts or circumstances relating to the Crown Systems during the period prior to January 18, 1995, (ii) out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to CCA or HC Crown by the Placement Agent or HC Crown expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or any Preliminary Offering Memorandum, or (iii) any breach by the Placement Agent of any representation, warranty or other provision of this Agreement; provided further that the foregoing indemnification with respect
                -------- -------
to any Preliminary Offering Memorandum shall not inure to the benefit of the Placement Agent (or any person controlling the Placement Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Notes if a copy of the Offering Memorandum (as then amended or supplemented if CCA shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Placement Agent on the initial resale to such person, if such is required by law, at or prior to the written confirmation of the sale of such Notes to such person and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) HC Crown agrees to indemnify and hold harmless the Placement Agent, CCA, their respective directors, officers, partners, stockholders and members, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (i!, (ii) and (iii) below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only after final judgment has been rendered in a litigation or proceeding in respect thereof;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section
                                           --------
     7(d) below) any such settlement is effected with the prior written consent of HC Crown;

        (iii) against any and all expense whatsoever (including, subject to Section 7(d) hereof, the reasonable tees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent such expense is not paid under clause (i) or (ii) above because the litigation, investigation or proceeding was terminated without liability prior to final judgment or settlement; and

         (iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any breach by the Placement Agent of its representations and warranties contained in Section 3(c)(ii) hereof, provided, however, that the indemnification and holding harmless provided for in this Section 7(b)(iv) shall only be for the benefit of CCA, its directors, officers, partners, stockholders and members, and each person, if any, who controls CCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act:

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising (i) in respect of the indemnification and holding harmless of-CCA, its directors, officers, partners, stockholders and members, and each person, if any, who controls CCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, out of any untrue statement or omission or alleged untrue statement or omission in respect of events, facts or circumstances relating to the Crown Systems during the period subsequent to January 18, 1995, other than untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) or any Preliminary Offering Memorandum in reliance upon and in conformity with written information furnished to CCA by the HC Crown expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or such Preliminary Offering Memorandum, (ii) out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to CCA or HC Crown by the Placement Agent expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or any Preliminary Offering
Memorandum: provided, further that the foregoing indemnification with respect to
            --------  -------
any Preliminary Offering Memorandum shall not inure to the benefit of the Placement Agent (or any person controlling the Placement Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Notes if a copy of the Offering Memorandum (as then amended or supplemented if HC Crown or CCA shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Placement Agent on the initial resale to such person, if such is required by law, at or prior to the written confirmation of the sale of such Notes to such person and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (c) The Placement Agent agrees to indemnify and hold harmless CCA and HC Crown, their respective directors, officers, partners, stockholders and members and each person, if any, who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a) hereof, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) or any Preliminary Offering Memorandum in reliance upon and in conformity with written information furnished to CCA or HC Crown by the Placement Agent expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or such Preliminary (Offering Memorandum or (ii) any breach by the Placement Agent of the representations, warranties or other provisions of this Agreement

          (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement, An indemnifying party may participate at its own expense in the defense of such action In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it (subject to the approval of the indemnified parties defendant in such action, which approval shall not be unreasonably withheld or delayed) unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or are in conflict with those available to such indemnifying party, If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

          Section 8.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, CCA, HC Crown and the Placement Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by CCA, HC Crown, and the Placement Agent, as incurred, in such proportions that (a) the Placement Agent is responsible for that portion represented by the percentage that the Placement Agent's Discount appearing on the cover page of the Offering Memorandum bears to the offering price appearing thereon and (b) CCA and HC Crown are severally responsible for the balance on the same basis, if at all, as each of them would have been obligated to provide indemnification pursuant to
Section 7; provided, however, that no person guilty of fraudulent
           --------- --------
misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, for purposes of this Section each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Placement Agent, and each director and officer of CCA and HC Crown and each person who controls CCA or HC Crown within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as CCA or HC Crown, as the case may be,

          Section 9.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery, The representations, warranties, indemnities, agreements and other
---------
statements of CCA and HC Crown or their officers and of the Placement Agent or its officers set forth in or made pursuant to this Agreement will remain operation and in full force and effect regardless of any investigation made by or on behalf of CCA, HC Crown, the Placement Agent or any controlling person thereof, and will survive delivery of and payment for the Notes.

          Section 10. Termination of Agreement.  (a)  The Placement Agent may
                      ------------------------
terminate this Agreement, by notice to HC Crown, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of CCA and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States or internationally is such as to make it, in the reasonable judgment of the Placement Agent, impracticable to market the Notes, or enforce contracts for the sale of the Notes or (iii) if a banking moratorium has been declared by either federal or New York State authorities, If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5, Notwithstanding any such termination, the provisions of Sections 7 and 8 shall remain in effect.

          This Agreement may also be terminated pursuant to the provisions of
Section 6, with the effect stated in such Section.

          Section 11. Notices.  All notices and other communications under this
                      -------
Agreement shall be in writing and shall be deemed to have been duly given, upon receipt, if delivered, mailed or transmitted by any standard form of telecommunication, Notices to the Placement Agent shall be directed to the Placement Agent at 230 Park Avenue, New York, New York 10269 (telecopier no.:
(212) 692-9608), attention of B. Andrew H. Spence; notices to CCA shall be directed to it at CCA Holdings Corp., 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131 (telecopier no.: (314) 965-8793), attention of Jerald L. Kent, with a copy to the General Counsel; and notices to HC Crown shall be directed to it at HC Crown Corp., 2501 McGee, Kansas City, Missouri 64141 (telecopier no.: (816) 274-7171), attention of Dwight Arn, Esq. Copies of all notices shall be directed to Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022 (telecopier no.: (212) 593-5955), attention of Burton Lehman, to Dow, Lohnes & Albertson PLLC, 1200 New Hampshire Avenue, N.W., Washington, D.C. 20036 (telecopier no. (202) 776-2222), attention of Leonard J. Baxt, Esq. and to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 (telecopier no.:(212) 319-4090), attention of Joel M. Simon, Esq.

          Section 12. Parties.  This Agreement is made solely for the benefit
                      -------
of the Placement Agent, CCA and HC Crown and, to the extent expressed, any person who controls CCA, HC Crown or the Placement Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors of CCA, HC Crown, their partners, stockholders, members, officers, employees and trustees, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Placement Agent of the Notes. The parties acknowledge and agree that the Placement Agent has been engaged by and has acted and will be acting solely on behalf of HC Crown,

          Section 13. Governing Law and Time.  This Agreement shall be governed
                      ----------------------
by the laws of the State of New York, without effect to the provisions thereof relating to conflicts of law. Specified times of the day refer to New York City time.

          Section 14. Counterparts.  This Agreement may be executed in one or
                      ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with the Placement Agent's understanding of the agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among CCA, HC Crown and the Placement Agent in accordance with its terms.

                              Very truly yours,

                              CCA HOLDINGS CORP.


                              By: /s/ Kent Kalkwarf
                                 _________________________
                                    Name:  Kent Kalkwarf
                                    Title: Vice President



                              HC CROWN CORP.


                              By: /s/ Dwight Arn
                                 _________________________
                                    Name:  Dwight Arn
                                    Title: Vice President

Confirmed and accepted as of
  the date first above written:


FURMAN SELZ LLC


By:  /s/ William A. Shutzer
   ____________________________
     Name:  William A. Shutzer
     Title: Executive Vice President